UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2023

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38386		26-3039436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
675 Ponce de Leon Avenue NE, Suite 6000	Atlanta	Georgia	30308
(Address of principal executive offices, including zip code)
	(888)	798-5802
(Registrant's telephone, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CDLX	The Nasdaq Stock Market LLC
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On September 5, 2023, the board of directors (the “Board”) of Cardlytics, Inc. (the “Company”) appointed Scott Hill to serve as a director of the Company and as a member of the Company's audit committee (the "Audit Committee"). Mr. Hill will serve as a Class I director whose term will expire at the 2025 annual meeting of stockholders. In connection with Mr. Hill’s appointment to the Board, the Company reconstituted the Audit Committee such that Mr. Hill will be replacing John V. Balen as a member of the Audit Committee.
There is no arrangement or understanding between Mr. Hill and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Hill and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Mr. Hill requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Mr. Hill is set forth below.
Scott Hill, age 56, served as the Chief Financial Officer of Intercontinental Exchange, Inc. ("ICE") from May 2007 to May 2021. Prior to ICE, Mr. Hill served as an international finance executive for International Business Machines Corporation from 1991 to 2007. Mr. Hill serves on the board of directors of CS Disco, Inc., a position he has held since June 2021, and VVC Exploration Corporation, a position he has held since 2017. Mr. Hill earned his BBA in finance from the University of Texas at Austin and his MBA from New York University.
In accordance with the Company’s compensation policy for non-employee directors, upon his commencement of service as a director, Mr. Hill was granted 6,748 restricted stock units, which will vest in full on the first anniversary of the grant date, provided that Mr. Hill is, as of such vesting date, then a director of the Company. Additionally, Mr. Hill will be entitled to receive an annual retainer of $30,000 for his service as director and an additional annual retainer of $20,000 for his service as a member of the Audit Committee. At each annual stockholder meeting following which Mr. Hill’s term as a director continues, Mr. Hill will be entitled to receive an additional restricted stock unit award with a grant date fair value of $165,000, which award will vest in full on the first anniversary of such grant date, provided that he is, as of such vesting date, then a director of the Company. Mr. Hill has also entered into the Company’s standard form of indemnification agreement.
ITEM 7.01 REGULATION FD DISCLOSURE
On September 6, 2023, the Company issued a press release announcing the appointment of Mr. Hill.
A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit	Exhibit Description
99.1	Press release dated September 6, 2023

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardlytics, Inc.

Date:	September 6, 2023	By:	/s/ Alexis DeSieno
Alexis DeSieno
Chief Financial Officer (Principal Financial and Accounting Officer)